Exhibit 99.1

Unilife Files for Chapter 11 Protection

Operations Remain Ongoing During Process

King of Prussia, PA, April 12, 2017 /PRNewswire/ – Unilife Corporation (“Unilife” and together with its domestic subsidiaries, the “Company”) (NASDAQ: UNIS; ASX: UNS) today announced that it has commenced a formal proceeding to restructure its balance sheet or to sell its assets as a going concern in order to better position the business for the future.  To facilitate this restructuring or sale, the Company filed voluntary petitions under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).  Unilife’s foreign affiliates in Australia are not included in the filing but are expected to be included in the restructuring or sale.  Unilife’s operations will remain ongoing during the chapter 11 process.

The Company has obtained a commitment for a $7.5 million debtor-in-possession (“DIP”) financing facility underwritten by an affiliate of OrbiMed Advisors.  Subject to Court approval, this DIP financing, combined with the Company’s cash from operations, is expected to provide sufficient liquidity during the chapter 11 cases to support the company’s continuing business operations and minimize disruption.

“We have conducted an extensive review of alternatives to address Unilife’s capital structure, and we believe pursuing a balance sheet restructuring or sale through chapter 11 is the best path forward at this time,” said John Ryan, Chief Executive Officer of Unilife.  “We expect that restructuring Unilife’s balance sheet or the sale of its assets as a going concern through the chapter 11 process will best position Unilife’s business for future success.”

As part of Unilife’s comprehensive assessment of options to address its capital structure, the company, in consultation with its financial and legal advisors, has determined to simultaneously pursue both a balance sheet restructuring of its debt and equity and a going concern sale of its assets.

“This is a critical step in our ongoing transformation to a successful wearable injector-focused business. Unilife’s current capital structure was put in place to support our business model as a diffuse drug delivery system company, and our business has evolved significantly as we have focused on our wearable injector technology.  Now, in light of the terms of the company’s debt obligations and its inability to continue to finance the business outside of bankruptcy, we need to restructure the company’s debt and equity or sell the assets as a going concern,” continued Mr. Ryan.

“We are fortunate to have a world-class group of employees focused on developing our industry-leading wearable injectors, and we are confident that our business can emerge from this process ready to focus on delivering for our customers and their patients.  We are keenly focused on minimizing disruption to our customers, partners, and employees and do not expect to experience any material disruptions during the chapter 11 proceedings.”

Contemporaneously with the filing of the voluntary petitions, the Company filed a number of “first-day”

motions with the Court designed to facilitate a smooth transition into chapter 11 and minimize any business disruption.  Among other things, the motions request authorization to obtain financing to continue certain customer and partner programs, and to honor certain employee compensation and benefit obligations.

SSG Capital Advisors, LLC is the Company’s restructuring advisor and M&A investment banker. Cozen O’Connor is the Company’s restructuring counsel and Duane Morris LLP is the Company’s corporate counsel.

For more information about the chapter 11 cases, including access to Court documents, please visit: http://www.omnimgt.com/unilife.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S.-based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. For more information, visit www.unilife.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates may or will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to the Company’s management. The Company’s management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K, those described from time to time in other reports which the Company files with the U.S. Securities and Exchange Commission, and other risks and uncertainties, including that the DIP financing facility may not be approved by the Court or may not be approved on terms substantially consistent with those contemplated herein; that the Conditions may not be satisfied; that the DIP financing  facility may be inadequate; that the Company may be unable to enter into definitive documentation with respect to the DIP financing facility; the Company’s ability to obtain Court approval with respect to motions and actions in connection with a plan of reorganization in the Chapter 11 cases; the Company’s ability to operate its business during the pendency of the Chapter 11 cases; the effects of the filing of the Chapter 11 cases on the Company’s business operations and the upon the interests of various creditors and stockholders; the length of time the Company will operate as a debtor in possession in the Chapter 11 cases; risks associated with motions and other actions that third parties may take in the Chapter 11 cases, which may interfere with the Company’s ability to develop, secure approval of, and consummate a plan of reorganization; and the potential adverse effects of the Chapter 11 cases on the Company’s financial condition, business operations, customers and potential customers, employees, liquidity, and results of operations.